                                                                    EXHIBIT 4.14

                    OPTION AND WARRANT FORFEITURE AGREEMENT


     THIS OPTION AND WARRANT FORFEITURE AGREEMENT (this "Agreement") is made and entered into on the 20th day of October, 2000 (the "Effective Date") by and between TIMOTHY J. CONNOLLY, an individual residing in Houston, Harris County, Texas ("Connolly"), and APPLIED VOICE RECOGNITION, INC., a Delaware corporation doing business as e-DOCS.net ("AVRI").

                              W I T N E S S E T H:

     WHEREAS, reference is hereby made to those options and warrants issued by AVRI to Connolly listed on EXHIBIT "A" attached hereto (the "Subject Options and Warrants"); and

     WHEREAS, AVRI has requested that Connolly forfeit, and Connolly has agreed to forfeit, the Subject Options and Warrants;

     NOW, THEREFORE, for and in consideration of the mutual promises, agreements and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. FORFEITURE OF THE SUBJECT OPTIONS AND WARRANTS. Connolly has FORFEITED AND SURRENDERED, and by these presents does hereby FORFEIT AND SURRENDER, to AVRI the Subject Options and Warrants and any and all rights, titles and interests in and to the Subject Options and Warrants that Connolly may have as of the Effective Date.

     2. FURTHER ASSURANCES. Following the Effective Date, Connolly and AVRI each hereby agree to execute and deliver to the other such additional documents as may be reasonably requested by the other to give effect to, and to carry out, the forfeiture and surrender made the subject to this Agreement.

     3. ATTORNEY'S FEES. If either party to this Agreement institutes any legal or equitable action to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs incurred therein.

     4. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Connolly and AVRI and their respective heirs, legal representatives, successors and permitted assigns. This Agreement may not be assigned by either party without the other party's prior written consent.

     5. SEVERABILITY. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions herein shall remain in full force and effect and shall in no way affected, impaired or invalidated.

     6. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding and agreement between Connolly and AVRI regarding the subject matter hereof, and supersedes all other written and oral agreements and understandings. This Agreement may only be amended by written instrument executed by Connolly and AVRI.

     EXECUTED by the parties as of the Effective Date.

                                 CONNOLLY:


                                 /s/ Timothy J. Connolly
                                 ---------------------------------------------
                                 Timothy J. Connolly


                                 AVRI:

                                 APPLIED VOICE RECOGNITION, INC., a Delaware corporation doing business as e-DOCS.net


                                 By: /s/ James G. Springfield
                                 ---------------------------------------------
                                     James G. Springfield,
                                     President and Chief Executive Officer


















                               Signature Page to
                    Option and Warrant Forfeiture Agreement

                                  EXHIBIT "A"

                     List of Forfeited Options and Warrants


1. FIVE HUNDRED (500) options granted to Connolly by AVRI as of December 24, 1997, pursuant to the terms of that certain Option Agreement, which options have an exercise price of $3.50 per share.

2. ONE HUNDRED EIGHTY THOUSAND (180,000) options granted to Connolly by AVRI as of May 15, 1997, pursuant to the terms of that certain Option Agreement, which options have an exercise price of $1.60 per share.

3. TWO THOUSAND FIVE HUNDRED (2,500) options granted to Connolly by AVRI as of August 16, 1999, pursuant to the terms of that certain Option Agreement, which options have an exercise price of $0.906 per share.

4. THIRTY-NINE THOUSAND SIX HUNDRED SIXTY-TWO (39,662) warrants granted to Connolly by AVRI as of December 1, 1998, pursuant to the terms of that certain Warrant, which warrants have an exercise price of $1.00 per share.

                                       1